Exhibit 10.1

Termination of Option Exchange Agreement

This Termination of Option Exchange Agreement (this “Termination”) is dated as of February 14, 2022 by and between RetinalGenix Technologies, Inc., a Delaware corporation (“RetinalGenix”) and Diopsys, Inc., a Delaware corporation (“Diopsys”). RetinalGenix and Diopsys are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, on October 8, 2019 the Parties entered into that certain Option Exchange Agreement (the “Agreement”) contemplating the issuance of options by each Party to the other to purchase up to 10% of the issued and outstanding shares of common stock of the other upon satisfaction of certain conditions set forth in the Agreement (the “Conditions”), and exclusive distribution of certain RetinalGenix products by Diopsys pursuant to an “Exclusive Distribution Agreement”;

WHEREAS, the Conditions have not been satisfied, the Options have not been issued, and the Exclusive Distribution Agreement has not been negotiated and does not currently exist;

WHEREAS, the Parties, after more than two years from signing the Agreement, now desire to terminate the Agreement along with all rights and obligations contemplated therein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Termination of Option Exchange Agreement. Effective immediately, the Agreement is terminated and of no further force and effect. Neither Party shall have any past, current, or future obligations or liabilities to the other (or any other person or entity) with respect to any rights, obligations, or any of the transactions contemplated in the Agreement.

2. Mutual Release. The Parties each hereby unconditionally and irrevocably release and hold harmless the other, along with their officers, directors, employees, advisors, and affiliated parties, from any and all claims, losses, damages and the like (whether present, future, known, or unknown) arising out of or otherwise related to the Agreement, the transactions contemplated therein, and its termination.

3. Parties to Pay Their Own Costs. Each Party acknowledges and agrees that any and all fees (including, without limitation attorneys’ fees), costs, expenses, and the like incurred in connection with the Agreement, the transactions contemplated therein, or its termination shall be borne entirely by the Party incurring such fees, costs, and expenses.

4. Miscellaneous. For purposes of consistency, Article VII of the Agreement (Miscellaneous Provisions) shall be applicable to this Termination as if expressly included herein.

Intending to be legally bound, the Parties have each executed this Termination as of the date first above written.

Diopsys, Inc.		RetinalGenix, Inc.

/s/ Joseph Fontanetta		/s/ Jerry Katzman
By:	Joseph Fontanetta	By:	Jerry Katzman, M.D.
Its:	President and CEO	Its:	President and CEO

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